Operating Agreement

This Operating Agreement (the "Agreement") is entered into on December 24, 2009 by and among the following parties:

Party A: **Yiyang Tone Express (HK) Limited**

Address: No. 823 Taohualun West Road, Yiyang, China

Party B: **Yiyang Xiangyun Group Co., Ltd.**

Address: No. 823 Taohualun West Road, Yiyang, China

Party C: **Yiyang Xiangyun Holding Company Limited**

Address: No. 823 Taohualun West Road, Yiyang, China

(Party A, Party B and Party C may hereinafter be collectively referred to as the "**PARTIES**" and individually as a "**PARTY**".)

WHEREAS:

1. Party A is a wholly-foreign owned enterprise duly organized under the laws of the People's Republic of China (the "PRC");

2. Party B is a limited liability company registered in the PRC and is approved by competent governmental authorities to engage in transportation business;

3. Party A has established a business relationship with Party B by entering into the *Exclusive Technical Management and Consulting Services Agreement* on December 24, 2009 (the "MSA");

4. Pursuant to the MSA between Party A and Party B, Party B shall make certain payments to Party A in consideration of the services provided by Party A thereunder. However, the relevant payables have not been paid yet and the daily operation of Party B will have a material affect on its capacity to pay the payables to Party A.

5. Party C is shareholders of Party B who own 100% equity in Party B and control the business and operation of Party B.

6. The Parties agree to further clarify matters relating to the operation of Party B pursuant to provisions herein.

NOW, THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

1. In order to ensure the performance of the various operational agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B together with its controlling shareholder Party C hereby jointly agree that Party B shall not conduct any transaction which may materially affect its assets, obligations, rights or the company's operation without obtaining a prior written consent from Party A, including without limitation the following:

   1.1 To borrow money from any third parties or assume any debt;

   1.2 To assign to any third parties the rights and obligations under the Agreement;

   1.3 To create or undertake any mortgage, pledge or any other type of encumbrance on any Party B's existing properties or properties acquired in the future;

1.4 To sell, lease or otherwise dispose of any assets of Party B, or to execute any agreement, arrangement, commitment or memorandum for the same;

1.5 To assume any obligation, give a guarantee or endorsement for any third party on behalf of Party B, or assume responsibility in whatever form for any third party's obligation on behalf of Party B, or to execute any agreement, arrangement, commitment or memorandum for the same;

1.6 To take any action which violates the terms of this Agreement and any of the other agreements entered into by Party B.

2. In order to ensure the performance of the various agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B together with its controlling shareholder Party C hereby jointly agree to accept the provision of the corporate policies and guidance by Party A at any time in respect of the appointment and dismissal of Party B's employees, Party B's daily operation and administration as well as financial administrative systems.

3. Party B together with its controlling shareholder Party C hereby jointly agree that Party B and Party C shall appoint personnel recommended by Party A as the directors of Party B. Party C shall, to the extent applicable PRC law requires a shareholder to vote, vote its shares of Party B to cause the board of directors of Party B to appoint persons nominated by Party A to hold the positions as directors and senior management of Party B. Party B shall engage Party A's senior managers recommended by Party A as Party B's General Manager, Chief Financial Officer, and other senior managers. If any of the above officers leaves or is fired by Party A, he or she will lose the qualification to undertake any positions in Party B. Party B and Party C shall appoint other senior managers of Party A recommended by Party A to undertake such position.

4. Party C hereby agrees to sign a power of attorney upon execution of this Agreement (the form of the power of attorney was attached hereto), by which Party C will authorize the individual designated by Party A to exercise all of their respective voting rights as a shareholder at Party B's shareholder meetings according to laws and the Articles of Association of Party B.

5. This Agreement shall be executed and come into effect as of the date first set forth above. The term of this Agreement is twenty (20) years, unless earlier terminated as set forth in this Agreement (the "Term").

6. Unless terminated earlier, this Agreement shall terminate upon expiration of the Term or any applicable extended term as provided herein. This Agreement shall be automatically extended for ten (10) more years after the expiration of each extended term unless Party A notifies Party B of its intention to terminate.

7. During the Term or any applicable extended term, Party B may not terminate this Agreement except in the case of gross negligence, fraud or other illegal acts or bankruptcy of Party A. Notwithstanding the foregoing, Party A may terminate this Agreement at any time with a written notice to Party B fifteen (15) days before such termination. This agreement shall not be terminated until all the liabilities and obligations under consulting service agreement are discharged.

8. The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each Party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC") for arbitration in Beijing under the current effective rules of CIETAC. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

9. All notices or other communications provided for hereunder shall be written in English and Chinese and shall be delivered by personal delivery or by registered or postage prepaid mail, recognized courier service or facsimile transmission to the address of the relevant party or parties set forth below.

If to Party A: Yiyang Tone Express (HK) Limited
Address: No. 823 Taohualun West Road, Yiyang, China

If to Party B: Yiyang Xiangyun Group Co., Ltd.
Address: No. 823 Taohualun West Road, Yiyang, China

If to Party C: Yiyang Xiangyun Holding Company Limited
Address: No. 823 Taohualun West Road, Yiyang, China

10. A notice or a correspondence shall be deemed to be received in accordance with the following:

10.1 If sent by fax and confirmed by the transmission report, at the time of the date indicated on the transmission report, unless the fax is transmitted after 5 pm of the day, or if the day is not a business day in the place where the recipient is domiciled, on the date immediately after such day;

10.2 If delivered by hand (including courier services), at the time of the date of which the recipient receives and accepts the notice or correspondence or another person at the address of the recipient receives and accepts the notice or correspondence; or

10.3 If delivered by registered mail, at the time of the third day after the date on the receipt issued by the relevant post office.

11. If any provision contained in this Agreement is held invalid or unenforceable under applicable laws, the remaining provisions hereof shall not be in any way impaired.

12. During the term of this Agreement, any violation of any provisions herein by either party constitutes breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of this breach.

13. Party B may not assign its rights and obligations under this Agreement to any third parties without the prior written consent of Party A. Party A may assign its rights and obligations to any person designated by it with a prior written notice to Party B.

14. Any amendment and supplement to this Agreement shall be effective only if it is made in writing and signed by the parties hereto. The amendment and supplement duly executed by the parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

15. The failure or delay of exercise of any right under this Agreement by any Party shall not be deemed to be a waiver of such right.

16. This Agreement shall be governed by and construed in accordance with the laws of the PRC.

17. This Agreement is executed in English and Chinese. Both "English" and "Chinese" versions have the same legal force.

(END OF TEXT)

IN WITNESS WHEREOF, the Parties hereto have caused this Operating Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

Party A: Yiyang Tone Express (HK) Limited

Authorized Representative: Yueming Guo

Position: Legal Representative

Party B: Yiyang Xiangyun Group Co., Ltd.

Authorized Representative: Yueming Guo

Position: Legal Representative

Party C: Yiyang Xiangyun Holding Company Limited

Authorized Representative: Yueming Guo

Position: Legal Representative